                           GENETIC MICROSYSTEMS, INC.
                                34 COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jean Montagu and Stanley D. Rose, and each of them, with full power of substitution, as proxies to represent and to vote, as specified below, all the shares of stock of Genetic MicroSystems, Inc., held of record by the undersigned on January 3, 2000, at the Special Meeting of Stockholders to be held on February 9, 2000 and at any adjournments, postponements, continuations or reschedulings thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE. IF THIS CARD IS PROPERLY EXECUTED BUT NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

                          (continued on reverse side)

              You can vote by completing, signing, dating and returning the enclosed proxy card in the enclosed stamped envelope.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE: [X]

1. To adopt and approve the Agreement and Plan of Merger, dated as of September 10, 1999, by and among Affymetrix, Inc., a Delaware corporation, GMS Acquisition, Inc., a Massachusetts corporation wholly owned by Affymetrix, Genetic MicroSystems, Inc., a Massachusetts corporation, Jean Montagu as stockholder representative and the stockholders of Genetic Microsystems, Inc. listed in the signature pages thereto.

                     [ ] FOR                     [ ] AGAINST

2. Vote on the proposal not to treat the merger as a liquidation, dissolution or winding up of Genetic Microsystems, Inc. (only holders of shares of Genetic Microsystems Series A Convertible Preferred Stock are eligible to vote on this proposal).

                     [ ] FOR                     [ ] AGAINST

3. To appoint Jean Montagu as stockholder representative to act on behalf of the shareholders of Genetic MicroSystems in connection with the merger.

                     [ ] FOR                     [ ] AGAINST

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof.

CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING: [ ]

                                     Dated:                             , 2000
                                    ------------------------------------

                                     ------------------------------------
                                     SIGNATURE (INCLUDING TITLE, IF ANY)

                                     ------------------------------------
                                     SIGNATURE IF HELD JOINTLY

                                     PLEASE SIGN YOUR NAME ABOVE EXACTLY
                                     AS IT APPEARS HEREON. JOINT OWNERS
                                     SHOULD EACH SIGN. WHEN SIGNING AS
                                     ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                     TRUSTEE OR GUARDIAN, PLEASE GIVE
                                     FULL TITLE AS SUCH. IF A
                                     CORPORATION, PLEASE SIGN IN FULL
                                     CORPORATE NAME BY PRESIDENT OR
                                     AUTHORIZED OFFICER. IF A
                                     PARTNERSHIP, PLEASE SIGN IN
                                     PARTNERSHIP NAME BY AUTHORIZED
                                     PERSON.